UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2022

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission	(IRS Employer
File Number)	Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

Please see Item 5.03 below for a description of this matter, the contents of which are incorporated by reference as if fully set forth herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 11, 2022, Arcimoto, Inc. (the “Company”) approved the Fourth Articles of Amendment (the “Amendment”) to its Second Amended and Restated Articles of Incorporation, which will (a) increase the number of authorized shares of common stock, no par value, of the Company (“Common Stock”) from 100,000 to 200,000, (b) decrease the number of shares of Common Stock which shall constitute a quorum for the transaction of business at any meeting of stockholders from a majority to one-third and (c) effect a one-for-20 Reverse Split (as defined below) of the Common Stock which will become effective at 5:01 PM Eastern Time on November 29, 2022, after the close of trading on The Nasdaq Global Market (“Nasdaq”).

As a result of the Reverse Split, every 20 shares of Common Stock issued and outstanding will be converted into one share of Common Stock. No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock will instead receive a full share of Common Stock.

The Reverse Split will not change the par value of the Common Stock or the authorized number of shares of Common Stock. The Reverse Split will affect all shareholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity (other than as a result of the issuance of full shares of Common Stock in lieu of fractional shares). All outstanding options, restricted stock units, deferred stock units, warrants, convertible notes and other securities entitling their holders to purchase or otherwise receive shares of Common Stock will be adjusted as a result of the Reverse Split, as required by the terms of each security. The number of shares available to be awarded under Arcimoto’s Second Amended and Restated 2012 Employee Stock Benefit Plan, Amended and Restated 2015 Stock Incentive Plan, 2018 Omnibus Stock Incentive Plan and 2022 Omnibus Stock Incentive Plan will also be appropriately adjusted.

The Common Stock will begin trading on Nasdaq on a post-reverse split basis when the market opens on November 30, 2022. The new CUSIP number for the Class A common stock will be 039587209.

The foregoing brief description is qualified in its entirety by the text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 11, 2022, the Company held a Special Meeting of Shareholders (the “Special Meeting”). At the Special Meeting, all proposals were approved. The proposals below are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission October 21, 2022 for the Special Meeting (the “Proxy Statement”). The final results were as follows:

a)	For purposes of complying with Nasdaq Listing Rule 5635(d), approval of the full issuance of shares of Common Stock issuable by the Company pursuant to the Convertible Notes and the Warrants, as defined in the Proxy Statement:

For	Against	Abstained	Broker Non-Vote
15,456,655	203,144	45,788	10,873,063

b)	For purposes of complying with Nasdaq Listing Rule 5635(d), approval of the full issuance of shares of Common Stock issuable by the Company pursuant to the Company’s Equity Line of Credit, as defined in the Proxy Statement:

For	Against	Abstained	Broker Non-Vote
15,456,595	205,363	43,629	10,873,063

c)	Approval of an amendment to the Arcimoto, Inc. Second Amended and Restated Articles of Incorporation that increases the number of shares of common stock from 100,000,000 to 200,000,000 shares:

For	Against	Abstained
24,128,109	2,269,677	180,864

d)	Approval of an amendment to the Arcimoto, Inc. Second Amended and Restated Articles of Incorporation to decrease the number of shares of the Company’s Common Stock which shall constitute a quorum for the transaction of business at any meeting of stockholders from a majority to one-third:

For	Against	Abstained
24,903,060	1,518,495	157,095

e)	Approval of an amendment to the Arcimoto, Inc. Second Amended and Restated Articles of Incorporation to authorize the Company’s board of directors to combine outstanding shares of the Company’s Common Stock into a lesser number of outstanding shares (the “Reverse Split”) by a ratio of not less than one-for-five and not more than one-for-twenty, with the exact ratio to be set within this range by the Company’s Board of Directors in its sole discretion:

For	Against	Abstained
25,396,844	979,874	201,932

Item 8.01 Other Events.

On November 14, 2022, the “Company distributed a press release announcing that it will effect the Reverse Split in a ratio of one-for-20 with an effective time of November 29, 2022 at 5:01 p.m. EST, after the close of trading on Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Fourth Articles of Amendment to Second Amended and Restated Articles of Incorporation.
99.1	Press Release Announcing Reverse Stock Split Dated November 14, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: November 14, 2022	By:	/s/ Jesse Fittiapldi
Jesse Fittiapldi
Interim Chief Executive Officer

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